Exhibit 5.1

                        [RUFFA & RUFFA, P.C. LETTERHEAD]

                                                             September ___, 2004
Electronic Control Security Inc.
790 Bloomfield Avenue
Building C, Suite 1
Clifton, New Jersey 07012

                Re:   Electronic Control Security Inc.
                      Registration Statement on Form SB-2 (File No. 333-118040)

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (File No. 333-118040) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 4,200,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), including 2,000,000 shares ("Conversion Shares") issuable upon the conversion of outstanding shares of 10% Series B Convertible Preferred Stock ("Series B Preferred Stock") and 2,200,000 shares issuable upon the exercise of certain warrants issued by the Company. The Shares are to be sold by certain of the Company's current stockholders (the "Selling Stockholders"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares and the Warrant Shares.

      In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, together with exhibits and schedules thereto in the form filed with the Commission; (ii) the Company's Articles of Incorporation, as amended, (iii) By-Laws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

      For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the corporate laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

      We assume that the appropriate action will be taken, if and as required, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Conversion Shares when issued in accordance with the terms of the designation of the Series B Preferred Stock will have been validly issued, fully paid and non-assessable, and the Warrant Shares, when issued in accordance with the terms of the Warrants, will have been validly issued, fully paid and non-assessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

      We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.


                                        Very truly yours,